UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2023

GoLogiq, Inc.
(Exact name of registrant as specified in its charter)

NV	333-210544	35-2618297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, NY 10004
(Address of Principal Executive Offices)

(808) 829-1057
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note

This Current Report on Form 8-K is being filed by GoLogiq, Inc. (the “Company” or “GOLQ”), in part, in connection with the completion of the previously announced business combination with with Gammarey, Inc., a Delaware corporation (“Gammarey”) pursuant to that certain  Share Exchange Agreement, as amended (the “Share Exchange Agreement”), with Gammarey and the shareholders of Gammarey (the “GammaRey Shareholders”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2023 (the “Original Report”).

Item 1.01 Unregistered Sales of Equity Securities.

As the Company described in its Original Report, effective March 6, 2023 (the “Closing Date”), the Company, GammaRey and the GammaRey Shareholders effected the legal consummation of the transactions contemplated by the Share Exchange Agreement
.  On the Closing Date, the Company acquired 100% of the common stock of GammaRey, and the GammaRey Shareholders became entitled to the immediate issuance of an aggregate of seventy-seven million five hundred thousand (77,500,000) shares of common stock of the Company, subject to the satisfaction of post-closing conditions, including provision by all of the GammaRey Shareholders of sufficient personal information to the Company’s transfer agent necessary for the book entry of such shareholders’ shares in GOLQ.  At the date of the Company’s Annual Report on Form 10-K, as filed with the Commission on March 27, 2023, several of the shareholders of GammaRey had not provided sufficient personal information to the Company’s transfer agent necessary for the book entry of all of such shareholders’ share in GOLQ.  Therefore, in an abundance of caution regarding the Company’s outstanding share count as reflected in the Annual Report, the Company reported the number of shares as reflected in its books and records as maintained by its transfer agent, which did not include the shares issuable to the GammaRey Shareholders, and noted the obligations to issue shares to the GammaRey Shareholders in the Annual Report, including in the Subsequent Events sections of the Financial Statements therein.

The aforementioned potential ambiguity in shares outstanding has been resolved and all seventy-seven million five hundred thousand (77,500,000) of such shares were fully issued and recorded in book entry by the Company’s transfer agent on or before April 4, 2023.

The GammaRey Shareholders are also entitled to up to an additional twenty-nine million one hundred sixty-six thousand six hundred sixty-six (29,166,667) shares of common stock of the Company being reserved for later issuance to the Shareholders pursuant to the terms of the Share Exchange Agreement.  Such conditions have not been satisfied and therefore, such shares have not been issued as of the date of this report.

The shares were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering, and Regulation D and Regulation S under that section, and that these securities, when issued, may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements, and will be subject to further contractual restrictions on transfer as described in the Share Exchange Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoLogiq, Inc.

Date: April 6, 2023	By:	/s/ Brent Suen
		Name:	Brent Suen
		Title:	Chief Executive Officer

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